                                                                  EXHIBIT 16 (e)

                                PACHORIZON SHORT-TERM GOVERNMENT FUND (A SHARES)
                                EXHIBIT 16
                                TOTAL RETURN

Date as of:                                          08/31/96
Inception date of fund:                              08/02/96





AGGREGATE TOTAL RETURN


T=(ERV/P)-1

WHERE:                     T    =  TOTAL RETURN

                           ERV  =  REDEEMABLE VALUE AT THE END OF THE PERIOD
                                   OF A HYPOTHETICAL $1,000 INVESTMENT MADE AT
                                   THE BEGINNING OF THE PERIOD.

                           P    =  A HYPOTHETICAL INITIAL INVESTMENT OF $1,000.



No load

         SINCE INCEPTION:       ( 08/02/96 to 08/31/96 ):
                                ( 1,002.57/1,000)-1 =              0.26%

         YEAR TO DATE:          ( 08/02/96 to 08/31/96 ):
                                ( 1,002.57/1,000)-1 =              0.26%


Load

         SINCE INCEPTION:       ( 08/02/96 to 08/31/96 ):
                                ( 957.57/1,000)-1 =               -4.24%

         YEAR TO DATE:          ( 08/02/96 TO 08/31/96 ):
                                ( 957.57/1,000)-1 =               -4.24%